Exhibit 10.2

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as April 2, 2013 (this “Amendment”), to the Credit Agreement (as defined below) and to the Security Agreement (as defined below), by and among NAVISTAR, INC., a Delaware corporation (“Borrower”), the financial institutions party hereto, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (“Bank of America” or, together with any successor administrative agent appointed pursuant hereto, in such capacity and including any permitted successor or assign, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders, the Administrative Agent and the other agents party from time to time thereto entered into that certain Amended and Restated ABL Credit Agreement dated as of August 17, 2012 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower and the Administrative Agent entered into that certain Amended and Restated Security Agreement, dated as of August 17, 2012 (as amended, supplemented, or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement or the Security Agreement, as applicable);

WHEREAS, Borrower desires to amend each of the Credit Agreement and the Security Agreement;

WHEREAS, the Administrative Agent and the Lenders are willing to enter into this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

Section 1.1 Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as of the Effective Date (as defined below) as follows:

(a) The following new defined terms are hereby inserted in proper alphabetical order:

““Designated Used Truck Location” has the meaning assigned to such term in the Security Agreement.

“Eligible In-Transit Used Truck Inventory” means, at any time, without duplication of other Eligible Used Truck Inventory, Used Truck Inventory (a) which has been shipped from location within the U.S. for receipt by Borrower or a processor within the U.S., within ten days of the date of shipment, but, in either case, which has not yet been delivered to Borrower or processor and (b)(i) which otherwise would constitute Eligible Used Truck Inventory; (ii) for which the purchase order is in the name of the Borrower and title has passed to Borrower; (iii) if subject to a Lien in favor of a carrier, an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion; (iv) is shipped by Borrower or common carrier that is not affiliated with the vendor; and (v) which is insured in accordance with the terms of this Agreement.

“Eligible Used Truck Inventory” means, at any time, all Used Truck Inventory (including, without duplication, Eligible In-Transit Used Truck Inventory) of the Borrower; provided, however, that Eligible Used Truck Inventory shall not include any Used Truck Inventory:

(a) which is not subject to a first priority (subject to Permitted Liens arising by operation of law, as described in clauses (a) and (b) of the definition of “Permitted Liens” or similar Liens arising by operation of law which are permitted under Section 6.02(g)) perfected Lien in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Lien arising by operation of law, as described in clauses (a) and (b) of the definition of “Permitted Liens” or similar Liens arising by operation of law which are permitted under Section 6.02(g), (iii) a Landlord Lien as to which either (x) a subordination agreement reasonably satisfactory to the Administrative Agent has been obtained or (y) a Landlord Lien Reserve applies; provided that the requirement for a Landlord Lien Reserve set forth in this clause (b)(iii) shall be waived for the first 60 days following the First Amendment Effective Date and Used Truck Inventory located on premises leased by Borrower shall not be excluded from the definition of Eligible Used Truck Inventory by virtue of this clause (b)(iii) during such period or (iv) a mechanics Lien as to which an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;

(c) which is (i) Slow Moving or (ii) obsolete, unmerchantable, defective, or unfit for sale as determined in the ordinary course of business of Borrower consistent with past practices;

(d) except as otherwise agreed by the Administrative Agent, which does not conform in all material respects to the representations and warranties contained in this Agreement or the Security Agreement;

(e) which is not owned by Borrower;

(f) which constitutes supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return (but not held for resale and not otherwise constituting Eligible Used Truck Inventory) or repossessed, or which constitutes goods held on consignment or goods which are not of a type held for sale in the ordinary course of business;

(g) which is not located in the U.S. or is in transit (other than Eligible In-Transit Used Truck Inventory);

(h) which is located at any location leased by Borrower, unless (i) such location is a Designated Used Truck Location and (ii) either (x) the lessor has delivered to the Administrative Agent a Collateral Access Agreement as to such location or (y) up to a three month Reserve for rent, charges, and other amounts due or to become due with respect to such location has been established by the Administrative Agent in its Permitted Discretion; provided that the requirement for a three month Reserve set forth in this clause (h)(ii) shall be waived for the first 60 days following the First Amendment Effective Date and Used Truck Inventory located on premises leased by Borrower shall not be excluded from the definition of Eligible Used Truck Inventory by virtue of this clause (h) during such period;

(i) which is not evidenced by a Document and is (a) located in either a third party warehouse or (b) is in the possession of a bailee at a Designated Used Truck Location (other than a third party processor), unless, in the case of subclauses (a) and (b) above, (x) such Used Truck Inventory is located at a Designated Used Truck Location and (y) either (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or (ii) an appropriate Reserve (not to exceed three months of charges) or lien subordination has been established by the Administrative Agent in its Permitted Discretion; provided that the requirement for an appropriate Reserve set forth in this clause (i)(y)(ii) shall be waived for the first 60 days following the First Amendment Effective Date and Used Truck Inventory stored with a bailee, warehouseman, processor or similar Person shall not be excluded from the definition of Eligible Used Truck Inventory by virtue of this clause (i) during such period;

(j) which is being processed offsite at a third party location other than at a Designated Used Truck Location by a third party processor or is in transit (in each case, other than Eligible In-Transit Used Truck Inventory) to or from said third party location or third party processor unless an appropriate Reserve (not to exceed the total amount payable to such processor based on monthly sales) has been established by the Administrative Agent in its Permitted Discretion; provided that the requirement for an appropriate Reserve set forth in this clause (j) shall be waived for the first 60 days following the First Amendment Effective Date and Used Truck Inventory being processed offsite at a third party location or outside processor or in transit shall not be excluded from the definition of Eligible Used Truck Inventory by virtue of this clause (j) during such period;

(k) which consists of Used Truck Inventory which is located in, or originated from, a state which requires such used trucks to be re-titled upon sale and such used trucks have not been so re-titled;

(l) which is the subject of a consignment sale on behalf of Borrower unless a consignment agreement, security agreement, and UCC filing in each case reasonably satisfactory to the Administrative Agent is in place with respect to such Used Truck Inventory;

(m) which contains or bears any Intellectual Property rights licensed to Borrower by any Person unless the Administrative Agent may sell or otherwise dispose of such Used Truck Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Used Truck Inventory under the current licensing agreement relating thereto;

(n) which is not reflected in a current perpetual inventory report of Borrower (other than with respect to Eligible In-Transit Used Truck Inventory);

(o) subject to Section 6.06(e)(vi), which is acquired in connection with an acquisition permitted pursuant to Section 6.06, to the extent the Administrative Agent shall not have received a Report in respect of such Used Truck Inventory, which Report shows results reasonably satisfactory to the Administrative Agent;

(p) which is located on real property subject to a mortgage granted by a Borrower in favor of any other Person unless such Person has entered into the Collateral Cooperation Agreement (if such person is the Term Loan Collateral Agent) or a Collateral Access Agreement (reasonably satisfactory to the Administrative Agent) or the Administrative Agent has established in its Permitted Discretion such Reserves as it deems appropriate; or

(q) which falls into a category of ineligibility as may be established by the Administrative Agent in its Permitted Discretion; provided that the Administrative Agent shall have provided Borrower at least five Business Days’ prior written notice of any such establishment.

Notwithstanding anything to the contrary herein, the gross amount of Used Truck Inventory to be included in the Borrowing Base before applying the advance rate shall be reduced on a dollar for dollar basis equal to the amount of any inter-company profit in Inventory.

“First Amendment” means the First Amendment, dated as of April 2, 2013, among Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means the “Effective Date” as defined in the First Amendment.

“Used Truck Inventory” has the meaning assigned to such term in the Security Agreement.

“Used Truck Receivables” has the meaning assigned to such term in the Security Agreement.”

(b) The defined term “Borrowing Base” is hereby amended and restated in its entirety as follows:

““Borrowing Base” means, at any time, an amount equal to the Inventory Component minus, without duplication, the then-current amount of all Availability Reserves; provided, that (x) Used Truck Inventory shall not be eligible for inclusion in the Borrowing Base until the date after the First Amendment Effective Date that the Administrative Agent has received both (i) the results of a completed field examination with respect to the Used Truck Inventory and of the relevant accounting systems, policies and procedures of Borrower, and (ii) an appraisal of the Net Orderly Liquidation Value of the Used Truck Inventory in form and substance reasonably satisfactory to the Administrative Agent and (y) thereafter, Used Truck Inventory shall not constitute more than $100,000,000 of the total Borrowing Base. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the

Administrative Agent pursuant to Section 5.01(c), as the same may be adjusted from time to time by the Administrative Agent to reflect the establishment or adjustment of Availability Reserves in accordance with Section 2.21 or the receipt of a new Inventory appraisal; provided that in the case of any adjustment by the Administrative Agent due to the receipt of a new Inventory appraisal, the Administrative Agent shall have provided Borrower at least five Business Days’ prior written notice of any such adjustment.”

(c) The defined term “Cost” is hereby amended by inserting the words “or Used Truck Inventory, as applicable,” after the words “Parts Inventory” where such words appear in such definition.

(d) The defined term “Eligible Parts Inventory” is hereby amended by amending and restating clause (i) of such definition in its entirety as follows:

“(i) which is (a) located in either a third party warehouse or (b) is in the possession of a bailee at a Designated Location (other than a third party processor), unless, in the case of subclauses (a) and (b) above, (x) such Parts Inventory is located at a Designated Parts Location and (y) either (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or (ii) an appropriate Reserve (not to exceed three months of charges) or lien subordination has been established by the Administrative Agent in its Permitted Discretion;”

(e) The defined term “Inventory Component” is hereby amended and restated in its entirety as follows:

““Inventory Component” means the sum of (a) the lesser of (i) 65% of Eligible Parts Inventory, valued at the lower of Cost and market value, and (ii) 85% of the Net Orderly Liquidation Value of Eligible Parts Inventory and (b) the lesser of (i) 65% of Eligible Used Truck Inventory, valued at the lower of Cost and market value, and (ii) 85% of the Net Orderly Liquidation Value of Eligible Used Truck Inventory.”

(f) The defined term “Inventory Reserve” is hereby amended by inserting the words “or Eligible Used Truck Inventory, as applicable,” after the words “Eligible Parts Inventory” in each place where such words appear in such definition.

(g) The defined term “Landlord Lien Reserve” is hereby amended by inserting the words “or Eligible Used Truck Inventory, as applicable,” after the words “Eligible Parts Inventory” in each place where such words appear in such definition.

(h) The defined term “Landlord Lien State” is hereby amended by inserting the words “or Eligible Used Truck Inventory, as applicable,” after the words “Eligible Parts Inventory” where such words appear in such definition.

(i) The defined term “Net Orderly Liquidation Value” is hereby amended by (a) inserting the words “or Used Truck Inventory, as applicable,” after the words “Parts Inventory” in each place where such words appear in such definition and (b) inserting the words “or Eligible Used Truck Inventory, as applicable” after the words “Eligible Parts Inventory” where such words appear in such definition.

(j) The defined term “Parts Receivables” is hereby amended and restated in its entirety as follows:

““Parts Receivables” has the meaning assigned to such term in the Security Agreement.”

(k) The defined term “Permitted Discretion” is hereby amended by inserting the words (a) “or Used Truck Inventory” after the words “Parts Inventory” in each place where such words appear in such definition and (b) inserting the words “or Eligible Used Truck Inventory” after the words “Eligible Parts Inventory” where such words appear in such definition.

(l) The defined term “Receivables Trigger Event” is hereby amended by inserting the words “or Used Truck Receivables” after the words “Parts Receivables” where such words appear in such definition.

(m) The defined term “Shrink” is hereby amended by inserting the words “or Used Truck Inventory” after the words “Parts Inventory” where such words appear in such definition.

(n) The defined term “Slow Moving” is hereby amended and restated in its entirety as follows:

““Slow Moving” means (a) with respect to Parts Inventory, Parts Inventory held in excess of three years of usage, and (b) with respect to Used Truck Inventory, Used Truck Inventory held in excess of one year of usage.”

Section 1.2 Amendment to Section 2.11. Clause (b) of Section 2.11 of the Credit Agreement is hereby amended as of the Effective Date by replacing the reference to “Section 2.05(j)” with “Section 2.06(j)”.

Section 1.3 Amendment to Section 2.21. Section 2.21 of the Credit Agreement is hereby amended as of the Effective Date by amending and restating the last sentence of such section in its entirety as follows:

“Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Parts Inventory” or “Eligible Used Truck Inventory” and vice versa, or reserves or criteria deducted in computing the cost or market value of Eligible Parts Inventory or Eligible Used Truck Inventory, as applicable, or the Net Orderly Liquidation Value of Eligible Parts Inventory or Eligible Used Truck Inventory, as applicable, and vice versa.”

Section 1.4 Amendment to Section 3.13. Clause (g) of Section 3.13 of the Credit Agreement is hereby amended as of the Effective Date by inserting the word “material” before the words “Withdrawal Liability” where such words appear in such clause.

Section 1.5 Amendment to Section 3.22. Section 3.22 of the Credit Agreement is hereby amended as of the Effective Date by amending and restating such section in its entirety as follows:

“Section 3.22 “In the Business of Selling” Used Truck Inventory Collateral. Borrower (a) sells Used Truck Inventory, (b) holds Used Truck Inventory for sale, (c) is “in the business of selling” Used Truck Inventory for purposes of the applicability of UCC Section 9-311(d), and (d) does not engage in the business of leasing trucks.”

Section 1.6 Amendment to Section 5.01. Section 5.01 of the Credit Agreement is hereby amended as of the Effective Date as follows:

(a) Clause (a) of Section 5.01 of the Credit Agreement is hereby amended by inserting the following proviso at the end of such clause:

“; provided, that such certificate shall also include a specific certification that Borrower is not engaged in the business of leasing trucks.”

(b) Clause (b) of Section 5.01 of the Credit Agreement is hereby amended by inserting the following proviso immediately prior to the final proviso at the end of such clause:

“; provided, that such certificate shall also include (x) a specific certification that Borrower is not engaged in the business of leasing trucks and (y) if Borrower obtains knowledge that the component of Borrower’s business which constitutes the “business of leasing trucks” exceeds 5% of Borrower’s aggregate revenues for such quarterly period, notice of such event”

(c) Clause (c) of Section 5.01 of the Credit Agreement is hereby amended by amending and restating subclauses (i), (ii) and (iii) of such clause in their entirety as follows:

“(i) Parts Inventory and Used Truck Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate, (ii) a reasonably detailed calculation of Eligible Parts Inventory and Eligible Used Truck Inventory, (iii) a reconciliation of Borrower’s Parts Inventory and Used Truck Inventory between the amounts shown in Borrower’s ledger balance and any Parts Inventory or Used Truck Inventory reports delivered pursuant to clause (i) above and”

(d) Clause (e) of Section 5.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) Used Truck Titles. If Excess Availability is (i) less than the greater of $17,500,000 and 10% of the Commitments for three (3) consecutive Business Days or (ii) less than the greater of $15,000,000 and 8.5% of the Commitments at any time, promptly following the Administrative Agent’s reasonable request therefor, deliver to the Administrative Agent all copies of the titles of the Used Truck Inventory.”

Section 1.7 Amendment to Section 5.11. Section 5.11 of the Credit Agreement is hereby amended as of the Effective Date as follows:

(a) Section 5.11 of the Credit Agreement is hereby amended by amending and restating the last sentence of such section its entirety as follows:

“Notwithstanding anything to the contrary contained herein or any other Loan Documents, ordinary course adjustments and net settlements may be made to Parts Receivables or Used Truck Receivables sold under a Receivables Financing or a Master Intercompany Agreement in conformity with past practice; provided, such adjustments arise directly from adjustments made with respect to Parts Inventory, Used Truck Inventory, Parts Receivables or Used Truck Receivables.”

(b) Section 5.11 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such section:

“Notwithstanding anything to the contrary contained herein or any other Loan Documents, all cash proceeds received from any sale, disposition or collection of any Collateral consisting of Used Truck Inventory or Used Truck Receivables shall not be required to be deposited in the Collection Account until 60 days after the First Amendment Effective Date (or such later time as the Administrative Agent shall agree).”

Section 1.8 Amendment to Section 5.13. Section 5.13 of the Credit Agreement is hereby amended as of the Effective Date by amending and restating such section in its entirety as follows:

“Section 5.13 Compliance with Borrowing Base. Borrower shall conduct any sales, assignments, conveyances, transfers or other dispositions of Parts Inventory and Used Truck Inventory other than in the ordinary course of business in such a manner so as to remain in compliance with the Borrowing Base at all times. In addition, within five Business Days following the consummation of any such transaction (or such longer period as the Administrative Agent may agree) where the aggregate value of Parts Inventory or Used Truck Inventory, as applicable, sold, assigned, conveyed, transferred or otherwise disposed of other than in the ordinary course of business is greater than $5,000,000, Borrower shall deliver to the Administrative Agent an updated Borrowing Base Certificate reflecting such transaction.”

Section 1.9 Amendment to Section 5.14. Section 5.14 of the Credit Agreement is hereby amended as of the Effective Date by amending and restating such section in its entirety as follows:

“Section 5.14 Sales of Parts Inventory, Parts Receivables, Used Truck Inventory and Used Truck Receivables. (a) All sales of Parts Inventory constituting Collateral shall be separately invoiced by Borrower and, from and after the establishment of the Collection Account in accordance with Section 5.11, all payments received in connection therewith shall be segregated from all other cash and property of Borrower and shall be deposited into the Collection Account in accordance with Section 5.11. All sales of Parts Receivables shall be separately documented.

(b) All sales of Used Truck Collateral constituting Collateral shall be separately invoiced by Borrower and, subject to Section 5.11, all payments received in connection therewith shall be segregated from all other cash and property of Borrower and shall be deposited into the Collection Account in accordance with Section 5.11. All sales of Used Truck Receivables shall be separately documented.”

Section 1.10 Amendment to Article V. Article V of the Credit Agreement is hereby amended as of the Effective Date by inserting the following new Section 5.16 at the end of such article:

“Section 5.16 Location of Used Truck Inventory. Except for (i) Used Truck Inventory in transit from a vendor or supplier of the Borrower to a Designated Used Truck Location or between Designated Used Truck Locations, (ii) Used Truck Inventory out for repair or refurbishment and (iii) Used Truck Inventory with an aggregate book value not to exceed $15,000,000 at any time, all Used Truck Inventory shall be located at a Designated Used Truck Location.”

Section 1.11 Amendment to Section 6.02. Section 6.02 of the Credit Agreement is hereby amended as of the Effective Date as follows:

(a) Clause (d) of Section 6.02 of the Credit Agreement is hereby amended by amending and restating in its entirety subclause (ii) of the last proviso of such clause as follows:

“(ii) if any real property on which Parts Inventory or Used Truck Inventory is stored is mortgaged pursuant to this clause (d) (other than any mortgage securing the Debt in respect of the Term Loan Documents), Borrower shall use commercially reasonable efforts to provide the Administrative Agent with a Collateral Access Agreement (reasonably satisfactory to the Administrative Agent (provided, that, for the avoidance of doubt, the Administrative Agent hereby acknowledges that all Collateral Access Agreements delivered prior to the First Amendment Effective Date are reasonably satisfactory to the Administrative Agent and remain in full force and effect under this Agreement)) pertaining to such mortgaged real property;”

(b) Clause (l) of Section 6.02 of the Credit Agreement is hereby amended by replacing the text “as in effect on the Closing Date” with the words “as in effect on the First Amendment Effective Date”.

(c) Clause (o) of Section 6.02 of the Credit Agreement is hereby amended by inserting the words “or Used Truck Inventory” after the words “Parts Inventory” where such words appear in such clause.

(d) Section 6.02 of the Credit Agreement is hereby amended by inserting the words “or Used Truck Inventory” after the words “Parts Inventory” where such words appear in the last sentence of such section.

Section 1.12 Amendment to Section 6.03. Section 6.03 of the Credit Agreement is hereby amended as of the Effective Date by amending and restating such section in its entirety as follows:

“Section 6.03 Change in Nature of Business. Make any material change in the general nature of its business as carried on at the date hereof, including any change such that Borrower (a) would cease to hold Used Truck Inventory for sale, (b) would no longer be “in the business of selling” Used Truck Inventory (for purposes of the applicability of UCC Section 9-311(d)) or other applicable law, or (c) would engage in the business of leasing trucks; provided, that Borrower may enter into complementary, ancillary or supportive businesses (other than “the business of” leasing trucks).”

Section 1.13 Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby amended as of the Effective Date by amending and restating such section in its entirety as follows:

“Section 6.04 Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, except that as part of any acquisition permitted under Section 6.06, any other Person may merge into or consolidate with Borrower; provided, that (i) the lines of business of the Person to be merged shall be substantially the same lines of business as the principal businesses of Borrower or any Former Borrower in the ordinary course; (ii) such Person shall be a United States legal entity with assets domiciled in the United States; and (iii) such Person or such business is not, at the time of such merger, engaged in the business of leasing trucks; provided, further, that (a) the parties to such merger or consolidation shall, prior to such merger or consolidation, have taken such steps as may be reasonably required by the Administrative Agent to ensure the continued perfection of the Administrative Agent’s security interest in the Collateral following such merger or consolidation (as well as the perfection of the Administrative Agent’s security interest in any assets previously owned by the other party to such merger or consolidation otherwise constituting Collateral); and (b) following Borrower’s merger with any Person or such Person’s consolidation into Borrower, any assets owned by such other Person prior to such merger or consolidation shall undergo field exams and an audit by the Administrative Agent or its designee prior to such additional assets being included in the calculation of the Borrowing Base; provided that if the value of such additional assets is less than or equal to 5% of the Commitments, such additional assets may be included in the calculation of the Borrowing Base without any additional field exam, audit or appraisal at the Administrative Agent’s discretion; provided, further that in each case, immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing.”

Section 1.14 Amendment to Section 6.05. Section 6.05 of the Credit Agreement is hereby amended as of the Effective Date as follows:

(a) Clause (e) of Section 6.05 of the Credit Agreement is hereby amended by inserting the words “and Used Truck Receivables” after the words “Parts Receivables” where such words appear in such clause.

(b) Clause (l) of Section 6.05 of the Credit Agreement is hereby amended by inserting the words “and Used Truck Inventory” after the words “Parts Inventory” where such words appear in such clause.

(c) Clause (m) of Section 6.05 of the Credit Agreement is hereby amended by deleting the word “and” at the end of such clause.

(d) Section 6.05 of the Credit Agreement is hereby amended as follows:

(i) by inserting the following new clauses (o) and (p) at the end of such section:

“(o) consignments of Used Truck Inventory in the ordinary course of business; provided that commencing on the date that is 60 days after the First Amendment Effective Date, if (x) Borrower places on consignment Used Truck Inventory having a fair market value in excess of $2,500,000 in any given week and (b) such Used Truck Inventory would not be eligible for inclusion in the Borrowing Base by virtue of clause (l) of the definition of “Eligible Used Truck Inventory”, Borrower shall promptly provide to the Administrative Agent an updated Borrowing Base Certificate reflecting such change in eligibility of such Used Truck Inventory; and

(p) the one-time sale of Parts Inventory to Navistar Defense, LLC having a fair market value not in excess of $37,500,000; provided that such sale shall not be permitted until after the first date that Used Truck Inventory is included in the Borrowing Base;”

(ii) by amending and restating in its entirety the last proviso of the last paragraph of such section as follows:

“and provided, further that any sale, transfer or other disposition of Parts Inventory or Used Truck Inventory (x) shall be for cash or made on customary trade terms or (y) in the case of Parts Inventory, shall constitute “help out” sales to Borrower’s manufacturing businesses, Navistar International or any of Navistar International’s other Subsidiaries consistent with past practices.”

Section 1.15 Amendment to Section 6.06. Section 6.06 of the Credit Agreement is hereby amended as of the Effective Date by as follows:

(a) Clause (e) of Section 6.06 of the Credit Agreement is hereby amended by amending and restating subclause (v) of such clause in its entirety as follows:

“(v) such Person or such business is not, at the time of its acquisition, engaged in the business of leasing trucks; and”

(b) Clause (e) of Section 6.06 of the Credit Agreement is hereby amended by inserting the words “and Used Truck Inventory, as applicable,” after the words “Parts Inventory” where such words appear in subclause (vi)(A) of such clause.

Section 1.16 Amendment to Section 6.11. Clause (vii) of Section 6.11 of the Credit Agreement is hereby amended as of the Effective Date by amending and restating such clause in its entirety as follows:

“(vii) the 2009 Senior Note Indenture (as in effect on the First Amendment Effective Date), 2009 Senior Subordinated Note Indenture, the Recovery Zone Bonds Loan Agreements, the Master Intercompany Agreements or the Support Agreement or any notes issued under any of the foregoing, in each case, as in effect on the Closing Date, the Term Loan Documents (as in effect on the First Amendment Effective Date) and any agreements amending, modifying, extending, renewing, refinancing, restructuring or replacing such agreements so long as the prohibitions and limitations in such agreements are not more materially restrictive than those in existence on the date hereof,”

Section 1.17 Amendment to Section 6.12. Section 6.12 of the Credit Agreement is hereby amended as of the Effective Date as follows:

(a) Clause (f) of Section 6.12 of the Credit Agreement is hereby amended by deleting the text “and” at the end of such clause.

(b) The last two clauses of Section 6.12 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“(g) transactions under the Term Loan Documents; provided, that all sales of Parts Inventory or Used Truck Inventory by Borrower to any Former Borrower permitted under Section 6.05 shall be on terms (including price and credit terms) no less favorable to Borrower than Borrower would obtain in a comparable arms’-length with a Person not an Affiliate; (h) “help out” sales of Parts Inventory to Navistar International and its Subsidiaries consistent with past practice; and”

(c) Section 6.12 of the Credit Agreement is hereby amended by inserting the following new clause (i) at the end of such section:

“(i) the one-time sale of Parts Inventory to Navistar Defense, LLC permitted by Section 6.05(p).”

Section 1.18 Amendment to Section 6.13. Clause (b) of Section 6.13 of the Credit Agreement is hereby amended as of the Effective Date by replacing the text “the Term Loan Agreement as in effect on the date hereof” with the words “the Term Loan Documents as in effect on the First Amendment Effective Date”.

Section 1.19 Amendment to Section 8.01. Clause (a) of Section 8.01 of the Credit Agreement is hereby amended as of the Effective Date by amending and restating the last sentence of such section in its entirety as follows:

“The Administrative Agent alone shall be authorized to determine whether any Parts Inventory constitute Eligible Parts Inventory, whether any Used Truck Inventory constitute Eligible Used Truck Inventory, whether to impose or release any reserve or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied in accordance with the terms of the Loan Documents, which determinations and judgments, if exercised in good faith, shall exonerate the Administrative Agent from liability to any Lender or other Person for any error in judgment.”

Section 1.20 Amendment to Exhibits. The Exhibits to the Credit Agreement are hereby amended as of the Effective Date as follows:

(a) Exhibit C to the Credit Agreement is hereby amended by amending and restating such exhibit in its entirety as set forth on Annex A hereto.

(b) Exhibit D to the Credit Agreement is hereby amended by amending and restating such exhibit in its entirety as set forth on Annex B hereto.

ARTICLE II

AMENDMENT TO SECURITY AGREEMENT

Section 2.1 Amendment to Section 1.3. Section 1.3 of the Security Agreement is hereby amended as of the Effective Date (as defined below) by as follows:

(a) The following new defined term is hereby inserted in proper alphabetical order:

““Designated Used Truck Location” shall have the meaning set forth in Section 4.1(h) hereof.

“Parts Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money arising from the sale or other disposition of Parts Inventory, or that are otherwise derived from the sale or other disposition of Parts Inventory.”

“Used Truck Inventory” means Inventory consisting of (a) trucks for which a certificate of title has been previously issued to a third party and which have been previously owned by a third party and (b) to the extent not included in clause (a), used trucks identified as such on the books and records of the Borrower.”

“Used Truck Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money arising from the sale or other disposition of Used Truck Inventory, or that are otherwise derived from the sale or other disposition of Used Truck Inventory.”

(b) The defined term “Pledged Accounts” is hereby amended by amending and restating subclause (B) of such definition as follows:

“(B) any cash or Cash Equivalents constituting Proceeds of any sale or other disposition of any Parts Inventory or any Used Truck Inventory”

(c) The defined term “Receivables” is hereby amended and restated in its entirety as follows:

“Receivables” means Parts Receivables and Used Truck Receivables.”

Section 2.2 Amendment to Article II. Article II of the Security Agreement is hereby amended as of the Effective Date by amending and restating clause (a)(i) of such article as follows:

“(i) all Parts Inventory and all Used Truck Inventory;”

Section 2.3 Amendment to Section 3.3. Section 3.3 of the Security Agreement is hereby amended as of the Effective Date as follows:

(a) Clause (b) of Section 3.3 of the Security Agreement is hereby amended by amending and restating subclause (i) of such clause in its entirety as follows

“(i) all Accounts constituting Receivables represent bona fide sales of Parts Inventory, Used Truck Inventory or rendering of services to Account Debtors in the ordinary course of the Grantor’s business and, unless the procedures set forth in Section 4.1(c)(ii) have been complied with, are not evidenced by a judgment, Instrument or Chattel Paper;”

(b) Clause (c) of Section 3.3 of the Security Agreement is hereby amended by amending and restating such clause in its entirety as follows

“(c) From and after the date the Collection Account is established in accordance with Section 5.11 of the Credit Agreement, no payments have been or shall be made on any Accounts arising from the sale of Parts Inventory or Used Truck Inventory except payments delivered to the Collection Account in accordance with Section 5.11 of the Credit Agreement and subject to any exceptions set forth in Section 5.11 of the Credit Agreement (other than payments as a result of inadvertent mistakes).”

Section 2.4 Amendment to Section 3.4. Section 3.4 of the Security Agreement is hereby amended as of the Effective Date by amending and restating such section in its entirety as follows:

“Section 3.4 Parts Inventory and Used Truck Inventory. With respect to any Parts Inventory or Used Truck Inventory scheduled or listed on the most recent Collateral Report as of the date of such Collateral Report, except as disclosed therein and otherwise permitted under Sections 5.15 and 5.16 of the Credit Agreement: (a) no such Collateral consisting of Parts intended to be sold by Grantor in its aftermarket parts services business is now, or shall at any time or times hereafter be stored at any other location other than a Designated Parts Location, (b) no Used Truck Inventory (other than Used Truck Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location other than a Designated Used Truck Location, (c) Grantor has good title to such Parts Inventory and such Used Truck Inventory, and such Parts Inventory and such Used Truck Inventory are not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, and except for other Liens permitted under Section 4.1(e), (d) such Parts Inventory is Eligible Parts Inventory and such Used Truck Inventory is Eligible Used Truck Inventory, (e) such Parts Inventory or such Used Truck Inventory which contains or bears any Intellectual Property rights licensed to Grantor by any Person is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties that would, upon sale or other disposition of such Parts Inventory or Used Truck Inventory, as applicable, by the Administrative Agent in accordance with the terms hereof (i) infringe the rights of such licensor, (ii) violate any contract with such licensor, or (iii) cause the Administrative Agent to incur any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Parts Inventory or such Used Truck Inventory, as applicable, under the current licensing agreement relating thereto and (f) the sale or other disposition of such Parts Inventory or such Used Truck Inventory, as applicable, (other than Parts Inventory or Used Truck Inventory that is not material) by the Administrative Agent following the occurrence and during the continuance of an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Parts Inventory or such Used Truck Inventory, as applicable, is subject.”

Section 2.5 Amendment to Section 4.1. Section 4.1 of the Security Agreement is hereby amended as of the Effective Date as follows:

(a) Clause (c)(ii) of Section 4.1 of the Security Agreement is hereby amended by (i) inserting the words “Used Truck Inventory, “ after the words “Parts Inventory,” where such words appear in such clause, (ii) deleting the word “and” at the end of subclause (2) of such clause and (iii) inserting the following new subclause (4) at the end of such clause:

“; and (4) at the reasonable request of the Administrative Agent, in the circumstances outlined in Section 5.01(e) of the Credit Agreement, promptly take all action to ensure that the Administrative Agent’s security interest is noted on any certificate of title related to any Used Truck Inventory which is evidenced by a certificate of title”

(b) Clause (d) of Section 4.1 of the Security Agreement is hereby amended and restated in its entirety as follows:

“(d) Disposition of Collateral. Grantor will not sell, lease, transfer or otherwise dispose of the Collateral except for sales, leases, transfers and other dispositions of Parts Inventory and Used Truck Inventory in the ordinary course of business or sales, transfers or other dispositions and other sales, leases, transfers and other dispositions permitted under Section 6.05 of the Credit Agreement; provided that Grantor shall not lease any Used Trucks if the result of which would be that Grantor engages “in the business of” leasing trucks.

(c) Clause (h) of Section 4.1 of the Security Agreement is hereby amended and restated in its entirety as follows:

“(h) Except as otherwise permitted under Section 5.15 and 5.16 of the Credit Agreement, (1) Grantor will not maintain any Collateral consisting of Parts intended to be sold by Grantor in its aftermarket parts services business other than at (a) a parts distribution center owned or leased by Grantor identified on Part 1 of Schedule 4.1(h) hereof, (b) a storage facility of Grantor identified on Part 2 of Schedule 4.1(h) hereof, (c) third party processor or logistics provider locations identified on Part 3 of Schedule 4.1(h) hereof, in each case as such Schedule may be amended from time to time in accordance with the next succeeding sentence to include parts distribution centers owned or leased by Grantor, storage facilities of Grantor or third party processors or logistics provider locations, in each case located in the United States, as the case may be (such locations, collectively, the “Designated Parts Locations”) and (2) Grantor will not maintain any Collateral consisting of Used Truck Inventory at any location other than those locations listed on Part 4 of Schedule 4.1(h) hereof, as such Schedule may be amended from time to time in accordance with the next succeeding sentence to include additional locations, in each case located in the United States, as the case may be (such locations, collectively, the “Designated Used Truck Locations”). Grantor will not maintain at any parts distribution center owned or leased by Grantor which constitutes a Designated Parts Location (x) any Inventory of any other Person or (y) any Inventory constituting Term Loan Collateral of Grantor (other than Parts intended to be sold by Grantor in its aftermarket parts services business and Term Loan Collateral that is immaterial in view of the Inventory of the Grantor otherwise held at such location). Schedule 4.1(h) may be amended by Grantor providing 10 days’ (or such shorter period as agreed by the Administrative Agent) prior written notice to Administrative Agent designating any such new location as a “Designated Parts Location” or a “Designated Used Truck Location”, as applicable, and in the case of a new Designated Parts Location, certifying, by delivery of a certificate substantially in the form of Exhibit E, that (i) if such Designated Parts Location is a parts distribution center owned or leased by Grantor, no Inventory (other than Parts intended to be sold by Grantor in its aftermarket parts services business and Term Loan Collateral that is immaterial in view of the Inventory of the Grantor otherwise held at such location) will be maintained at such location and (ii) a notice of the new Designated Parts Location and a certification of the matters set forth in clause (i) above have been delivered (or are being contemporaneously delivered) to the Term Representative.”

Section 2.6 Amendment to Section 4.3. Section 4.3 of the Security Agreement is hereby amended as of the Effective Date by amending and restating such section in its entirety as follows:

“Section 4.3 Parts Inventory and Used Truck Inventory Count; Parts Inventory and Used Truck Inventory Reporting System. Grantor shall continue to conduct all cycle counts consistent with past practices or other inventory control measures reasonably acceptable to the Administrative Agent, and shall supply the Administrative Agent with mutually acceptable reports providing reasonable detail of the results of such counts, reconciliations related thereto and other reports on a monthly basis, under procedures to be mutually agreed by the Administrative Agent and Grantor, provided that the Administrative Agent agrees that any inventory count measure consistent with industry practice is acceptable. Grantor will maintain a perpetual inventory reporting system at all times.”

Section 2.7 Amendment to Section 4.5. Section 4.5 of the Security Agreement is hereby amended as of the Effective Date by amending and restating such section in its entirety as follows:

“Section 4.5 Pledged Accounts. After establishment of the Collection Account, or such time as the Collection Account is required to be established pursuant to the Credit Agreement and subject to Section 5.11 of the Credit Agreement, Grantor will not, and will not permit, any (A) insurance proceeds constituting Collateral, (B) any cash or Cash Equivalents constituting Proceeds of any sale or other disposition of any Parts Inventory or Used Truck Inventory and (C) Proceeds of the assets of the Grantor referred to in clauses (a)(ii) and (a)(iii) of Article II of this Agreement to be deposited into any Deposit Account or Securities Account other than a Pledged Account (other than payments as a result of inadvertent mistakes).”

Section 2.8 Amendment to Section 4.8. Section 4.8 of the Security Agreement is hereby amended as of the Effective Date by amending and restating such section in its entirety as follows:

“Section 4.8 Collateral Access Agreement and Certain Payments. If Grantor leases any warehouse or distribution facility after the First Amendment Effective Date, Grantor shall use commercially reasonable efforts to promptly obtain a Collateral Access Agreement for such leased warehouse or distribution facility with respect to the locations with an aggregate value in excess of $1,000,000 of Parts Inventory and Used Truck Inventory, collectively. Except as would not reasonably be expected to have a Material Adverse Effect, Grantor shall perform its obligations under all leases and other agreements with respect to any such leased location or third-party warehouse where any Collateral is located.”

Section 2.9 Amendment to Schedule 4.1(h). Schedule 4.1(h) to the Security Agreement is hereby amended as of the Effective Date by adding “Part 4” as set forth in Annex C hereto.

Section 2.10 Amendment to Exhibit E. Exhibit E to the Security Agreement is hereby amended as of the Effective Date by amending and restating such exhibit in its entirety as set forth on Annex D hereto.

ARTICLE III

GRANT OF SECURITY INTEREST

(a) In order to secure the payment and performance of the Secured Obligations, Borrower hereby pledges and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all the following personal property and other assets of Grantor, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (all of which are collectively referred to as the “Collateral”):

(i) all Parts Inventory and all Used Truck Inventory;

(ii) all Receivables;

(iii) all MIA Receivables Accounts;

(iv) all Pledged Accounts;

(v) all funds or financial assets (including Investment Property, cash or Cash Equivalents) credited to any Pledged Account;

(vi) all books and records, customer lists, credit files, computer files, programs, printouts and other computer records related to the foregoing and any General Intangibles (but excluding any Intellectual Property (other than Intellectual Property specifically described in this clause (vi)) at any time evidencing or relating to any of the foregoing; and

(vii) all insurance proceeds and products of the foregoing, and all Proceeds of the foregoing.

(b) Notwithstanding the foregoing or anything herein to the contrary, (i) automatically upon the sale of any Receivables and related assets, if any, pursuant to a Master Intercompany Agreement, any and all security interests in such Receivables and related assets, if any, granted hereunder shall be immediately released and the term “Collateral” as used herein shall no longer include any such Receivable and related assets, if any; provided, that such release shall not be in derogation or limitation of any rights in any other Collateral, including Collateral described in clause (a)(iii) above (and such release shall be deemed to be in exchange for Collateral described in clause (a)(iii) above) and (ii) if any funds or financial assets (including Investment Property, cash and Cash Equivalents) previously credited to any Pledged Account are deposited in or credited to a Deposit Account or Securities Account (that is not a Pledged Account) in which the Term Representative has a security interest, automatically upon such deposit any and all security interests of the Administrative Agent in such funds or financial assets granted hereunder or under any other Loan Document shall be immediately released and the term “Collateral” as used herein shall no longer include any such funds or financial assets.

(c) Notwithstanding anything contained herein to the contrary, all capitalized terms used in this Article III shall have the meanings assigned to them (directly or by reference) in the Security Agreement.

ARTICLE IV

CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall become effective (the “Effective Date”) on the date each of the following conditions precedent have been satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):

Section 4.1 Amendment. Borrower, the Super Majority Lenders and the Administrative Agent have each delivered a duly executed counterpart of this Amendment to the Administrative Agent.

Section 4.2 Absence of Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date.

Section 4.3 Representations and Warranties. The representations and warranties of Borrower in the Loan Documents shall be true and correct in all material respects as of the Effective Date, except for representations and warranties that expressly related to an earlier date in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

Section 4.4 Term Loan Amendment. The Term Loan Collateral Agent, the Administrative Agent under the Term Loan Agreement and the lenders under the Term Loan Agreement shall have amended the Term Loan Agreement pursuant to an amendment thereto substantially in the form of Annex E hereto (the “Term Loan Amendment”).

Section 4.5 Closing Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and executed by a duly authorized officer of Borrower certifying as to the matters set forth in Sections 4.2 and 4.3 and attaching thereto a true and correct copy of the amendment referred to in Section 4.4 duly executed by Borrower, Navistar International Corporation (“Parent”), certain of Parent’s Subsidiaries, the lenders party thereto and the Term Loan Collateral Agent.

Section 4.6 Perfection Certificate; Filings, Registrations and Recordings. The Administrative Agent shall have received from Borrower a completed updated Perfection Certificate, dated the Effective Date and signed by a Responsible Officer of Borrower, together with all attachments contemplated thereby. Each document (including any UCC financing statement and appropriate UCC-3 financing statements amending and restating the collateral description contained in the UCC-1 financing statement filed prior to the date hereof in connection with the Credit Agreement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens permitted by Section 6.02 of the Credit Agreement), shall be in proper form for filing, registration or recordation. The Administrative Agent, on behalf of the Secured Parties, shall have a security interest in the Collateral of the type and priority described in the Collateral Documents (subject to Liens permitted by Section 6.02 of the Credit Agreement).

Section 4.7 Opinions. The Administrative Agent shall have received (a) a written opinion of Kirkland & Ellis LLP, special counsel to Borrower and (b) a written opinion of general counsel of Borrower, in each case, dated the Effective Date, addressed to the Administrative Agent and the Lenders and reasonably satisfactory to the Administrative Agent.

Section 4.8 Fees and Expenses.

(a) Borrower shall pay to the Administrative Agent, for the account of each Lender (including Bank of America) who provides a counterpart of this Amendment to the Administrative Agent by 5:00 p.m., New York time, on April 1, 2013, a total fee (the “Amendment Fee”) equal to 0.10% of the aggregate principal amount of such Lender’s Commitment as of the date hereof. The Amendment Fee shall be earned, due and payable in full on the Effective Date.

(b) Borrower shall have paid all other invoiced, reasonable fees and out-of-pocket expenses to be paid to the Administrative Agent in accordance with the terms of the Loan Agreement that are earned, due and payable on the Effective Date.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations and Warranties. To induce the Administrative Agent to enter into this Amendment, each Borrower represents and warrants that:

(a) Organization. Borrower (a) is a corporation duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, (b) is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect, and (c) has all requisite corporate power and authority to enter into this Amendment.

(b) Powers. The execution, delivery and performance by Borrower of this Amendment is within Borrower’s corporate powers, have been duly authorized by all necessary corporate action.

(c) Due Execution. This Amendment has been duly executed and delivered by Borrower. This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Effect of Amendment.

(a) On and after the date hereof, each reference in the Credit Agreement or the Security Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement or the Security Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement or the Security Agreement, shall mean and be a reference to the Credit Agreement or the Security Agreement, as applicable, as modified by this Amendment. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(b) The Credit Agreement and the Security Agreement, as specifically amended by this Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Borrowers under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 6.2 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Amendment shall become effective when it shall have been executed by the

Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.3 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE.

(a) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in paragraph (b) of this Section 6.3. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) To the extent permitted by law, each party to this Amendment hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (return receipt requested) directed to it at its address for notices as provided for in Section 9.01 of the Credit Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 6.4 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.

Section 6.5 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 6.6 Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable, documented out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

Section 6.7 Monthly Borrowing Base Certificates. The Agent and each Lender party hereto hereby agrees that after the Effective Date, Borrower shall be permitted to revert to monthly Borrowing Base Certificates commencing on the date that both (x) Used Truck Inventory is included in the Borrowing Base, pursuant to the definition thereof and (y) the Administrative Agent has received a Borrowing Base Certificate demonstrating that Excess Availability is greater than or equal to $17,500,000.

Section 6.8 Term Loan Amendment. Each Lender consents to the Term Loan Amendment and the Term Loan Documents as amended thereby, the Administrative Agent consents to the Term Loan Amendment and the Term Loan Documents as amended thereby, and each Lender authorizes and directs the Administrative Agent to enter into an amendment to the Collateral Cooperation Agreement in connection herewith.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

NAVISTAR, INC.

By:	/s/ Andrew J. Cederoth
	Name:	Andrew J. Cederoth
	Title:	Executive Vice President and Chief Executive Officer

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A.,
as the Administrative Agent and Lender

By:	/s/ Thomas J. Brennan
	Name:	Thomas J. Brennan
	Title:	Senior Vice President

[Signature Page to Amendment No. 1]

WELLS FARGO CAPITAL FINANCE, LLC,
as Lender

By:	/s/ David P. Hill
	Name:	David P. Hill
	Title:	Vice President

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

[Signature Page to Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Lender

By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Alex Verdone
	Name:	Alex Verdone
	Title:	Associate

[Signature Page to Amendment No. 1]

SIEMENS FINANCIAL SERVICES, INC.,
as Lender

By:	/s/ Jeffrey B. Iervese
	Name:	Jeffrey B. Iervese
	Title:	Vice President

By:	/s/ John Finone
	Name:	John Finone
	Title:	Vice President

[Signature Page to Amendment No. 1]

GOLDMAN SACHS BANK, USA,
as Lender

By:	/s/ Barbara Fabbri
	Name:	Barbara Fabbri
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

Annex A

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

[See attached.]

Navistar, Inc.		Used	Grand
Report #: Report Date: 4/30/13	Parts	Trucks	Total
Gross (per perpetuals) (in $000’s)	—	—	—
Ineligible	—	—	—

Eligible Inventory	—	—	—
Advance Rate (lesser of 65% or 85% NOLV)	—	—	—
Gross Available	—	—	—

Gross-After Category Limits (Used Trucks)	—	—	—

Less:
Reserve for A/P Contra			—
Rent Reserve (3 mo’s)			—
Subtotal Reserves (Limited to $3.75MM)			—

Availability before Line Limit			—

Suppressed Availablity			—
Availability Net of Suppressed			—
Less: Reserves in Excess of $3.75MM			—
Less: Liquidity Block			—
Net Availability
Less: Total Revolving Loan Balance			—
Less: Letters of Credit			—
Remaining Availability			—

Appraised NOLV
NOLV @ 85%

Navistar, Inc. (the “Company”), by its duly authorized officer signing below, hereby certifies that (a) the information set forth in this certificate is true and correct as of the date(s) indicated herein and (b) the Company is in compliance with all terms and provisions contained in (i) the loan or other agreement between the Company and Bank of America NA pursuant to which this certificate is delivered (the “Agreement”) and (ii) any and all documents, instruments and agreements evidencing, governing or securing the Agreement or otherwise executed in connection therewith.

Prepared by:

Authorized Signature:

(1) If this document is being transmitted electronically, the Borrower acknowledges that by entering the name of its duly authorized officer on the Certificate, that officer has reviewed the Certificate and affirmed the representations, warranties and certifications referenced above.

Annex B

EXHIBIT D

FORM OF PERFECTION CERTIFICATE

[See attached.]

PERFECTION CERTIFICATE

Reference is hereby made to the AMENDED AND RESTATED ABL CREDIT AGREEMENT (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), dated as of August 17, 2012, among NAVISTAR, INC., a Delaware corporation (the “Borrower”), THE LENDERS as from time to time party thereto, BANK OF AMERICA, N.A., as administrative agent for the Lenders (“Bank of America”, in such capacity and including any permitted successor or assign, the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein and not otherwise defined have the respective meanings assigned in the Agreement

The undersigned hereby certifies, solely in such person’s capacity as an officer and not individually, to the Administrative Agent as follows as of the date hereof:

1. Names. (a) The exact legal name of the Borrower, as such name appears in its certificate of incorporation or other applicable organizational document, is as set forth in Schedule 1(a) hereto. The Borrower is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent otherwise disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number of the Borrower, the Federal Taxpayer Identification Number of the Borrower and the jurisdiction of formation of the Borrower.

(b) Set forth in Schedule 1(b) hereto is each other corporate or organizational name the Borrower has had in the past year, together with the date of the relevant name change, and attached to such schedule are all amended certificates of incorporation or certificates of formation and any attachments thereto filed with the relevant state authority or other related corporate documents.

(c) Set forth in Schedule 1(c) hereto is a list of any other business or organization to which the Borrower became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, in the past year and attached to such schedule are all certificates of merger and any attachments thereto filed by the Borrower with the relevant state authority. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which the Borrower became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, in the past year, and attached to such schedule are all related certificates of merger and any attachments thereto filed with the relevant state authority.

2. Current Locations. (a) The chief executive office of the Borrower is located at the address set forth in Schedule 2(a) hereto.

(b) Attached hereto as Schedule 2(b) hereto is a list that includes all locations where the Borrower maintains any material books or records relating to any Collateral.

(c) Set forth in Schedule 2(c) hereto are all of the parts distribution centers where the Borrower maintains any of the Parts Inventory (as defined in the Security Agreement).

(d) Set forth in Schedule 2(d) hereto are all of the storage facilities where the Borrower maintains any of the Parts Inventory.

(e) Set forth in Schedule 2(e) hereto are all of the third party processor or logistics provider locations where the Borrower maintains any of the Parts Inventory.

(f) Set forth in Schedule 2(f) hereto are all other locations not identified above where the Borrower maintains any Used Truck Inventory (except for Used Truck Inventory with an aggregate book value not to exceed $15,000,000 at any time).

(g) Set forth in Schedule 2(g) hereto are the names and addresses of all persons or entities, other than the Borrower, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession of any Used Truck Inventory (except for Used Truck Inventory with an aggregate book value not to exceed $15,000,000 at any time).

3. Good Standing. Attached hereto as Schedule 3 is the good standing certificate or certificate of status of the Borrower dated within 45 days of the date hereof from the relevant authority.

4. File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of the file search reports from (a) each jurisdiction identified in Section 1(a) with respect to each legal name set forth in Section 1, and (b) each jurisdiction described in Schedule 1(c) relating to any of the transactions described in Schedule 1(c) with respect to each legal name of the person or entity from which the Borrower purchased or otherwise acquired any of the Collateral or merged or consolidated with or acquired.

5. Collateral Filings. (a) Attached hereto as Schedule 5(a) are copies of UCC-1 financing statements, in each case, duly authorized by the Borrower constituting a debtor (or the equivalent thereof under the laws of each relevant jurisdiction) containing the indications of the Collateral, which are to be filed in the filing offices in the jurisdictions identified in Schedule 6 hereto.

(b) Attached as Schedule 5(b) are copies of the UCC-3 financing statement amendments, which are to be filed in the filing offices in the jurisdictions identified in Schedule 6 hereto.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, (i) each filing and the appropriate filing office in which such filing is to be made and (ii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral. No other filings or actions are required to create, preserve, protect and perfect such security interests in the Collateral as of the date hereof.

7. Pledged Accounts. Attached hereto as Schedule 7 is a true and complete list of all Pledged Accounts (as defined in the Security Agreement) maintained by the Borrower.

8. Counterparts. This Perfection Certificate may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one Perfection Certificate. Delivery of a counterpart by facsimile or pdf electronic transmission shall constitute delivery of an original.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first above written.

NAVISTAR, INC.

By:
Name:
Title:

Schedule 1(a)

Exact legal name of the Borrower, as such name appears in its certificate of incorporation, type of entity, organizational identification number, if any, Federal Taxpayer Identification Number and the jurisdiction of formation

Schedule 1(b)

Each corporate or organizational name the Borrower has had in the past year, together with the date of the relevant change

Schedule 1(c)

List of all other names used by the Borrower, or any other business or organization to which the Borrower became the successor by merger, consolidation or otherwise, in the past year

Schedule 2(a)

Chief Executive Office of the Borrower

Schedule 2(b)

Locations of material books or records relating to any Collateral

Schedule 2(c)

All of the parts distribution centers where the Borrower maintains any Parts Inventory

Schedule 2(d)

All of the storage facilities where the Borrower maintains any Parts Inventory

Schedule 2(e)

All of the third party processor or logistics provider locations where the Borrower maintains any Parts Inventory

Schedule 2(f)

All other locations where the Borrower maintains any Used Truck Inventory

Schedule 2(g)

Details of all persons other than the Borrower in possession or intended to have possession of any Used Truck Inventory

Schedule 3

Good standing certificate or certificate of status of the Borrower

Schedule 4

Summary of the file search reports, financing statements and other filings

Schedule 5(a)

UCC-1 financing statements

Schedule 5(b)

UCC-3 financing statement amendments

Schedule 6

Filings and the relevant Filing Office

Schedule 7

Pledged Accounts

EXHIBIT A

SUMMARY OF FILE SEARCH REPORTS

EXHIBIT B

UCC-1 FINANCING STATEMENTS

EXHIBIT C

UCC-3 FINANCING STATEMENT AMENDMENTS

Annex C

SCHEDULE 4.1(h)

Part 4

[See attached.]

Schedule 4.1(h)

Part 4

All other locations where the Borrower maintains any Used Truck Inventory

Location	Address	Description
Atlanta #330 East	3355 Moreland Ave. Conley, GA 30288	Used Truck Center run by Navistar
Baltimore #333 East	4030 North Point Rd. Baltimore, MD 21222	Used Truck Center run by Navistar
Charlotte #332 East	3325 Rotary Dr. Charlotte, NC 28269	Used Truck Center run by Navistar
Chicago #616 West	2050 N. Mannheim Rd. Melrose Park, IL 60160	Used Truck Center run by Navistar
Columbus #349 East	10967 Columbus Expressway Park East Etna, OH	Used Truck Center run by Navistar
Denver #337 West	7510 Brighton Rd. Commerce City, CO 80022	Used Truck Center run by Navistar
Detroit #341 East	37750 Northline Rd. Romulus, MI 48174	Used Truck Center run by Navistar
Fontana #350 West	14714 Valley Blvd. Fontana, CA 92335	Used Truck Center run by Navistar
Indianapolis #343 West	1429 Harding Court Indianapolis, IN 46217	Used Truck Center run by Navistar
Kansas City #407 West	1475 N. Corrington Ave. Kansas City, MO 64120	Used Truck Center run by Navistar
Nashville #358 East	163 Industrial Blvd. LaVergne, TN 37086	Used Truck Center run by Navistar
Philadelphia #345 East	8800 State Rd. Philadelphia, PA 19136	Used Truck Center run by Navistar
Sacramento #356	4505 West Capitol Ave. West Sacramento, CA 95691	Used Truck Center run by Navistar
Shreveport #607 West	7900 Greenwood Rd. Shreveport, LA 71119	Used Truck Center run by Navistar
Tampa #329 East	5909 Adamo Dr. Tampa, FL 33619	Used Truck Center run by Navistar

Details of all persons other than the Borrower in possession or intended to have possession of any Used Truck Inventory

Name	Address
Coffman International	4185 Ross Clark Circle, Dothan, AL 36306
Rush Truck Center (Nalley)	2560 Moreland Avenue, Atlanta, GA 30315
Roberts International	300 Longwood Drive, Richmond Hill, GA 31324
Samples Transportation	4525 Roosevelt Hwy, College Park, GA 30349
Southland International	214 10th Street South, Birmingham, AL 35233
Ward International	2101 Perimeter Road, Mobile, AL 36615

Name	Address
Yancey Truck Center	1312 Blaylock Street, Albany, GA 31705
R.E.E.M.A.	8211 Fisher Road, Baltimore, MD 21222
Bare Truck Center	821 Baltimore Blvd, Westminster, MD 21157
Barr International	2407 Salisbury Blvd, Salisbury, MD 21801
Beltway International	1800 Sulphur Spring Road, Baltimore, MD 21227
Central Maryland International	8425 Progress Court, Fredrick, MD 21701
Elliott Equipment	327 N. Aurora Street, Easton, MD 21601
Five Star International	1294 Strickler Road, Mount Joy, PA 17552
Highway Motors	5307 Peters Creek Road, Roanoke, VA 24019
TransAuthority, Inc.	3400 Lee Hill Drive, Fredericksburg, VA 22401
K. Neal International	5000 Tuxedo Road, Hyattsville, MD 20781
Norfolk Truck	736 Tidewater Drive, Norfolk, VA 23504
Suffolk International	3468 Pruden Blvd, Suffolk, VA 23434
Carolina International	1619 Bluff Road, Columbia, SC 29201
Highway Motors	5307 Peters Creek Road, Roanoke, VA 24019
Lilley International	US Hwy 17 Bypass, Williamston, NC 27892
Piedmont International	2340 Highway 70 SW, Hickory, SC 28602
Powell’s Truck	13260 Wards Road, Lynchburg, VA 24501
Rush Truck	3510 Jeff Adams Drive, Charlotte, NC 28206
Smith International	918 Cedar Creek Road, Fayetteville, NC 28312
Suffolk International	3468 Pruden Blvd, Suffolk, VA 23434
TA / Intl Truck Richmond	11525 N. Lake Ridge Pkwy, Ashland, VA 23005
Triple T Parts & Equipmt	104 Daisy Scott Road, Rocky Point, NC 28457
Truck Movers	7700 Boeing Road, Greensboro, NC 27409
White’s International	7045 Albert Pick Road, Greensboro, NC 27409
Astleford International	3000 Broadway St. NE, Minneapolis, MN 55413
Astleford International	12541 Dupont Ave Burnsville, MN 55337
Boyer International	2500 Broadway Dr. Lauderdale, MN 55113
Boyer International	21701 Industrial Blvd Rogers, MN 55374
Boyer International	8025 HWY 101 W. Savage, MN 55378
Packer City International	611 Hansen Rd Green Bay, WI 54304
O’Halloran International	3311 Adventureland Drive, Altoona, IA 50009
002 Hawkeye Trk & Trlr	1656 State Highway 9 Decorah, IA 52101-7569
Lakeside International	11000 W. Silver Spring Rd, Milwaukee, WI 53225
Schultz Equipment	1400 S. Stevenson Ave., Iron Mountain, MI 49801
Chicago International	4655 S. Central Avenue, Bedford Park, IL 60638
Interstate Motor Trucks	1900 Sorensen Road, Albert Lea, MN 56007
Mid-State International	2100 E. 29th Street, Marshfield, WI 54449
Wieland Trucks	3165 Wolf Rd Saginaw, MI 48601
Alliance	East State Side Rd Rt. 62, Alliance Oh. 44601

Name	Address
Allegheny Motors	49A Greenwood Altoona, PA 16602
Cerni Motors	5751 Cerni Place, Youngstown Oh. 44515
Five Star International	1810 South 19th St, Harrisburg PA 17104
Hill International	300 Alton Hill Dr. Eighty-Four PA. 15330
Hill International	47867 Y&O Road East Liverpool, OH 43920
Rush Truck Centers	11775 Highway Drive Cincinnati, OH 41512
Lucas Truck Sales	205 State Street, Zanesville, OH 43701
Rush Truck Centers	2697 Gilchrist Road, Akron, OH 44305
Truck Sales & Service	1700 Shepler Chruch S.W. Canton, Oh 44706
Truck Sales & Service	3429 Brightwood Road Midvale, OH 44653
Truck Sales & Service	100 Cleveland Rd., Norwalk Oh. 44857
Truck Sales & Service	85 E. Longview, Mansfield Oh 44905
Truck Sales & Service	212 Pike St, Marietta OH 45750
Zacheral Motors	795 Greenville Pike, Clarion, PA 16214
Rush Truck Centers	964 South 3800 West, Salt Lake City, UT 84104
Rush Truck Centers	625 Industrial Road, Helper, UT 84526
Rush Truck Centers	2090 South 1100 West, Ogden, UT 84401
Rush Truck Centers	1406 East 3950 South, St. George, UT 84790
Rush Truck Centers	195 North 2000 West, Springville, UT 84663
Rush Truck Centers	770 W. Amity Road, Boise, ID 83705
Rush Truck Centers	322 South 600 West, Heyburn, ID 83336
Rush Truck Centers	7011 South 45th West, Idaho Falls, ID 83402
Rush Truck Centers	529 22nd Street North, Lewiston, ID 83501
Rush Truck Centers	259 4th Avenue West, Twin Falls, ID 83301
McCandless Truck Center	16704 E. 32nd Avenue, Aurora, CO 80011
McCandless Truck Center	136 Garden of the Gods Road, Colorado Springs, CO 80907
McCandless Truck Center	4030 Club Manor Drive, Pueblo, CO 80907
McCandless Truck Center	7825 I-76 Frontage Road, Henderson, CO 98064
Border International	12283 Rojas Drive, El Paso, TX 79936
storage lot	7170 Dahlia Street, Commerce City, CO 80022
Lucky Lake storage	2353 N. Redwood Road, Salt Lake City, UT 84116
Motor Power Equipment	4941 Midland Road, Billings, MT 59101
Lariat International	3100 East Yellowstone, Casper, WY 82609
Lariat International	701 East First Street, Cheyenne, WY 82001
Roberts Truck Center	1623 Aspen Avenue NW, Albuquerque, NM 87104
Hanson Equipment	2332 I-70 Frontage Road, Grand Junction, CO 81505
Edera Development	25210 Brest Road, Taylor, MI 48180
Rush Truck Sales	1120 Lima Avenue, Findly, OH 45480
Rush Truck Sales	2655 St Johns Road, Lima, OH 45804
West Michigan Intl	215 Hall Street SW, Grand Rapids, MI 49507

Name	Address
Wieland Sales	3165 Wolf Road, Saginaw, MI 48601
Zaremba Equipment	1734 Dickerson Road, Gaylord, MI 48503
Paul’s Diesel	15331 Goddard Road, Southgate, MI 48195
M&S Family LLC	26580 Van Born Rd, Dearborn Heights, MI 48125
Westland Truck	28735 Joy Road, Westland, MI 48185
Capital City International	1700 N. Grand River Avenue, Lansing, MI 48906
Defiance Truck Sales	1100 Carpenter Road, Defiance, OH 43512
Nollenberger Truck Ctr	5320 Fremont Pike, Stoney Ridge, OH 43463
Nollenberger Truck Ctr	924 E. Bryan Street, Bryan, OH 43506
Truck Sales & Service	100 Cleveland Road, Norwalk, OH 44857
Tri-County International	5701 Wyoming, Dearborn, MI 48126
Tri-County International	113 S. Dort Hwy, Flint, MI 48503
Tri-County International	3001 E. High Street, Jackson, MI 49203
Indy Tk Sales	1325 W Thompson Rd, Indpls, IN 46217
Effingham	1701 West Fayette Road, Effingham, IL 62401
Prairie	401 S Dirksen Parkway, Springfield, IL 62703
Selking	2807 Goshen Road, Ft. Wayne, IN 46898
Shirk	1026 N Lincoln St, Greensburg, IN 47240
Sternberg	1781 Highway 231 South, Jasper, IN 47546
UHL	Highway 135 South, Palmyra, IN 47164
Wiers	2111 Jim Neu Drive, Plymouth, IN 46563
Indianapolis Engine Plant	5565 Brookville Road, Indianapolis, IN 46219
Frontier Intl Trucks	1023 North Garnett, Tulsa, OK 74116
Cornhusker Intl Trucks	4502 South 110th Street, Omaha, NE 68137
Cornhusker Intl Trucks	2601 E. Omaha Avenue, Norfolk, NE 68702
Cornhusker Intl Trucks	3131 Cornhusker Hwy, Lincoln, NE 68504
Cornhusker Intl Trucks	2601 Bridgeport, IA 51111
Diamond Intl Trucks	11401 Diamond Drive, North Little Rock, AR 72117
Diamond Intl Trucks	2800 S. Davis Boulevard, Joplin, MO 64804
Diamond Intl Trucks	7700 NE 38th Street, Kansas City, MO 64161
Midwest Truck Sales	3101 Industrial Park Place West, St. Peters, MO 63376
Al Scheppers Motor Co.	1722 Southridge Drive, Jefferson City, MO 65109
Leeds Industrial Park	617 Stadium Drive, Kansas City, MO 64129
Tri-State Intl Murray	100 Max Hurt Drive, Murray, KY 42701
Truck Center Tupelo	1007 International Drive, Tupelo, MS 38802
Landmark International	4500 Rutledge Pike, Knoxville, TN 37914
Landmark International	8220 Roberts-Matthews Hwy, Cookeville, TN 38506
Lee Smith	2600 8th Avenue, Chattanooga, TN 37407
Cumberland	295 Butler Dr, Murfreesboro, TN 37130
Cumberland	1901 Lebanon Road, Nashville, TN 37210

Name	Address
Diamond Intl of Memphis	1750 Brooks Road, Memphis, TN 38116
Bluegrass Intl Trucks	101 Triport Circle, Georgetown, KY 40324
Tri-State Intl Bowling Green	191 Parker Avenue, Bowling Green, KY 42102
Tri-State Intl Hopkinsville	200 J W Dickson Drive, Oak Grove, KY 42262
Waters Truck Columbus	96 E. Plymouth Road, Columbus, MS 39703
Waters International	65 Hwy 19 North, Meridian, MS 39304
Waters Intl Hattiesburg	80 S & K Drive, Hattiesburg, MS 39401
Tri-State Truck Center	412 Hwy 49 South, Richland, MS 39218
Liberty International	1400 S. Willow Street, Manchester, NH 03103
Mid-Atlantic Truck Center	525 W. Linden Avenue, Linden, NJ 07036
Syosset Truck Sales	1561 Stewart Avenue, Westbury, NY 11590
Ransome International	1420 Phoenixville Pike, West Chester, PA 19380
Arkel Motors	70 Windsor Hwy, New Windsor, NY 12553
Regional International	1007 Lehigh Station Road, Henrietta, NY 14467
Hunter Truck Sales	174 Oneida Valley Road, Butler, PA 16001
Del-Val International	1034 Bethlehem Pike, Montgomeryville, PA 18936
Wolfington Body Co. (Exton)	30 Pottstown Pike, Chester Springs, PA 19425
J & B International	964 Hercules Drive, Colchester, VT 05446
Stadium International	105 7th N. Street, Liverpool, NY 13088
Lowe & Moyer	731 Church Street, Fogelsville, PA 18051
Morrison & Sylvester	1175 Minot Avenue, Auburn, ME 04210
Nutmeg International	130 Brainard Rd Hartford, CT 06114
Adessa Auction	400 North Beck Ave, Chandler, AZ 85226
Dion International	5255 Federal Blvd, San Diego, CA 92105
EM Tharp	15243 Road 192, Porterville, CA 93257
Fontana Truck Sales	14984 Valley Blvd, Fontana, CA 92335
Gibbs International	2201 E Ventura Blvd, Oxnard, CA 93031
Gibbs International	3525 Buck Owens Blvd, Bakersfield, CA 93308
Gibbs International	2712 S. 4th Street, Fresno, CA 93725
Little Truck Sales	11311 Cedar Ave, Bloomington, CA 92316
Peterson Trucks	10 Hegenberger Ct, Oakland, CA 94621
Prime Time Equipment	15609 Valley Blvd, Fontana, CA 92335
Prime Time North (storage yard)	15762 Valley Blvd, Fontana, CA 92335
Rush Truck Center	964 S 3800 W, Salt Lake City, UT 84101
RWS International	2202 S. Central Avenue, Phoenix, AZ 85004
Sacramento “B” (storage yard)	3440 W Capitol Ave, W Sacramento, CA 95691
Brattain International	61 NE Columbia Blvd, Portland, OR 97211
Bryant Motors	1300 Bronson Way North, Renton, WA 98057
Cascadia International	2312 Milwaukee Way, Tacoma, WA 98421

Name	Address
Husky International	13123 48th Ave South, Seattle, WA 98168
Interstate International	825 Navy Drive, Stockton, CA 95206
Westrux International	2200 E. Steel Road, Colton, CA 92324
Westrux International	812 Washington Blvd, Montebello, CA 90640
Westrux International	3505 Pomona Blvd, Pomona, CA 91768
International Trucks Houston	660 Gellhorn Drive, Houston, TX 77029
ADESA Shreveport	7666 Greenwood Road, Shreveport, LA 71119
Maudlin Intl	1881 Picketville Road, Jacksonville, FL 32220
Maudlin Intl	5221 HWY 40 West, Ocala, FL 34482
Maudlin Intl	6647 N. Orange Blossom Trail, Orlando, FL 32810
Rechtien Intl	2875 W SR 84, Dania Beach, FL 33312
Rechtien Intl	7227 NW 74th Ave, Miami, FL 33166
Rechtien Intl	3787 Interstate Pk Rd, Riviera Beach, FL 33404
Rechtien Intl	1699 NW US Hwy 1, Ft. Pierce, FL 34950
Sun State Intl	6020 Adamo Drive, Tampa, FL 33619
Sun State Intl	41609 HWY. 27, Davenport, FL33837
Sun State Intl	8247 15th Street, Sarasota, FL 34234
Wallace	2761 E. Edison Avenue, Ft. Myers, FL 33902
Sun State Intl	7105 E. 6th Avenue, Tampa, FL 33619

Annex D

FORM OF ADDITIONAL DESIGNATED PARTS LOCATIONS,

ADDITIONAL DESIGNATED USED TRUCK LOCATIONS AND

ADDITIONAL PLEDGED ACCOUNTS CERTIFICATE

[See attached.]

EXHIBIT E

(See Section 4.1(h) of Security Agreement and the definition of “Pledged Accounts” contained therein)

FORM OF

ADDITIONAL DESIGNATED PARTS LOCATIONS, ADDITIONAL DESIGNATED USED TRUCK LOCATIONS AND ADDITIONAL PLEDGED ACCOUNTS CERTIFICATE

Reference is made to the Amended and Restated Security Agreement, dated as of August 17, 2012 (as amended, restated, modified or supplemented from time to time, the “Security Agreement”) by and among NAVISTAR, INC., a Delaware corporation (the “Grantor”) and BANK OF AMERICA, N.A., as Administrative Agent. All capitalized terms used herein shall have the respective meanings ascribed hereto or incorporated by reference in the Security Agreement. This Additional Designated Parts Locations, Designated Used Truck Locations and Additional Pledged Accounts Certificate (this “Certificate”) is being executed and delivered to the Administrative Agent pursuant to [Section 4.1(h) of / the definition of “Pledged Accounts” in] the Security Agreement in order to designate an additional [Designated Parts Location / Designated Used Truck Location / Pledged Account] as follows:

[Additional Designated Parts Location(s):

Location	Address	Description

Such additional Designated Parts Location(s) [is / are] [parts distribution center(s) owned or leased by Grantor / storage facility(y/ies) of Grantor / third party processor(s) or logistics provider(s)].]

[Additional Designated Used Truck Location(s):

Location	Address	Description

[Additional Pledged Account(s):

Name of Account	Account Bank	Account Number

]

Attached is an amended and restated schedule of [Designated Parts Locations / Designated Used Truck Locations / Pledged Accounts].

[The undersigned, the duly appointed [specify title] of Grantor, hereby certifies on behalf of Grantor, and not in any individual capacity, that:

[(i) if such Designated Parts Location is a parts distribution center owned or leased by Grantor, no Inventory (other than Parts intended to be sold by Grantor in its aftermarket parts services business and Term Loan Collateral that is immaterial in view of the Inventory of the Grantor otherwise held at such location) will be maintained at such location; and

(ii) a notice of the new Designated Parts Location and a certification of the matters set forth in clause (i) above have been delivered (or are being contemporaneously delivered) to the Term Representative.]

[(i) other than as may result from inadvertent mistakes, no cash or other assets (other than (A) insurance proceeds constituting Collateral, (B) any cash or Cash Equivalents constituting Proceeds of any sale or other disposition of any Parts Inventory and (C) Proceeds of the assets of the Grantor referred to in clauses (a)(ii) and (a)(iii) of Article II of the Security Agreement) will be deposited in or credited to such account; and

(ii) a notice of the new Pledged Account and certification of the matter set forth in clause (i) above have been delivered (or are being contemporaneously delivered) to the Term Representative.]]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor has caused this Certificate to be duly executed by the undersigned officer as of                     , 20    .

NAVISTAR, INC.

By:
Name:
Title:

EXECUTION VERSION

Annex E

TERM LOAN AMENDMENT

[See attached.]

FIRST AMENDMENT

FIRST AMENDMENT dated as of April 2, 2013 (this “Amendment Agreement”), (a) to the Credit Agreement dated as of August 17, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR, INC., a Delaware corporation (the “Borrower”), NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (“Parent”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent and Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement), (b) to the Guarantee and Collateral Agreement dated as of August 17, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among Parent, the Borrower and certain other Subsidiaries of Parent party thereto and JPMCB, as Collateral Agent, and (c) the Collateral Cooperation Agreement dated as of August 17, 2012 (the “Collateral Cooperation Agreement”), by and among Bank of America, N.A., in its capacity as administrative agent for the ABL Secured Parties (as defined therein), and JPMCB, in its capacity as administrative and collateral agent for the Term Secured Parties (as defined therein). J.P. Morgan Securities LLC has been appointed to act as sole lead arranger and sole bookrunner in connection with this Amendment Agreement.

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Existing Lenders (as defined below) have made Tranche B Term Loans to the Borrower on the terms and subject to the conditions set forth therein;

WHEREAS, concurrently with the effectiveness of this Amendment Agreement on the First Amendment Effective Date (as defined below), Parent intends to (a) incur unsecured indebtedness in an aggregate principal amount of $300,000,000 (the “Unsecured Financing Transactions”) and (b) use the Net Proceeds thereof to repay (the “Prepayment”) a portion of the outstanding Tranche B Term Loans in accordance with Section 2.10 of the Credit Agreement (the portion of the Tranche B Term Loans that remain outstanding immediately after the Prepayment being referred to herein as the “Existing Term Loans”).

WHEREAS, each lender holding outstanding Tranche B Term Loans immediately prior to the First Amendment Effective Date (the “Existing Lenders”) that executes and delivers a signature page to this Amendment Agreement as a “Continuing Lender” (each, a “Continuing Lender”) at or prior to 3:00 p.m., New York City time, on March 26, 2013 (the “Signing Date”) will have agreed to the terms of this Amendment Agreement upon the effectiveness of this Amendment Agreement on the First Amendment Effective Date. Each Existing Lender that does not execute and deliver a signature page to this Amendment Agreement at or prior to the Signing Date (each, a “Departing Lender”) will be deemed not to have agreed to this Amendment Agreement, and will be subject to the mandatory assignment provisions of Section 2.19 of the Credit Agreement upon the effectiveness of this Amendment Agreement on the First Amendment Effective Date (it being understood that the interests, rights and obligations of the Departing Lenders under the Credit Documents will be assumed by (a) certain Continuing Lenders and (b) each financial institution that is not an Existing Lender and that is a party hereto (each, a “New Lender”), in each case in accordance with Section 2.19 of the Credit Agreement and Section 2 hereof);

WHEREAS, effective as of the First Amendment Effective Date, each New Lender will constitute, and each Continuing Lender will continue to constitute, a “Tranche B Term Lender” and a “Lender” for all purposes of the Credit Agreement and the Credit Documents; and

WHEREAS, Parent, the Borrower, the Continuing Lenders, which collectively constitute the Requisite Lenders, and the New Lenders desire to amend the Credit Agreement to, among other things, (a) reduce the Applicable Rate applicable to the Tranche B Term Loans, (b) amend the Tranche B Term Loan Maturity Date to be August 17, 2017 and (c) modify certain other terms and conditions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Unsecured Financing Transactions and Prepayment. Subject to the terms and conditions set forth herein, on the First Amendment Effective Date (a) Parent shall consummate the Unsecured Financing Transactions and contribute the Net Proceeds thereof to the Borrower, (b) the Borrower shall use such Net Proceeds to consummate the Prepayment, (c) the Borrower shall pay the amount required pursuant to Section 2.10(b) of the Credit Agreement (as in effect prior to the First Amendment Effective Date) in respect of the Tranche B Term Loans subject to the Prepayment and (d) the Borrower shall pay to the Existing Lenders all accrued and unpaid interest and fees through but excluding the First Amendment Effective Date. The Requisite Lenders hereby waive any breakage required to be paid pursuant to Section 2.15(c) of the Credit Agreement in connection with the payments set forth in clauses (b) and (d) of this Section 1.

SECTION 2. Concerning the Tranche B Term Lenders and Existing Term Loans. (a) Subject to the terms and conditions set forth herein, on the First Amendment Effective Date and immediately following the Prepayment, (i) each New Lender shall become, and each Continuing Lender shall continue to be, a “Tranche B Term Lender” under the Credit Agreement and (ii) each New Lender shall have, and each Continuing Lender shall continue to have, all the rights and obligations of a “Tranche B Term Lender” and a “Lender” holding a Tranche B Term Loan under the Credit Agreement.

(b) Pursuant to Section 2.19 of the Credit Agreement, on the First Amendment Effective Date and immediately following the Prepayment, each Departing Lender shall be deemed to have assigned and delegated its Existing Term Loans to JPMCB, as assignee, at a purchase price equal to par (the “Purchase Price”). Upon (i) payment to a Departing Lender of (x) the Purchase Price with respect to its Existing Term Loans and (y) accrued and unpaid interest and fees through but excluding the First Amendment Effective Date and (ii) the satisfaction of the conditions set forth in Section 2.19 of the Credit Agreement (but without the requirement of any further action on the part of such Departing Lender, Parent, the Borrower or the Administrative Agent), such Departing Lender shall cease to be a party to the Credit Agreement (and shall not become a party to the Credit Agreement, as amended by this Amendment Agreement).

(c) Subject to the terms and conditions set forth herein, on the First Amendment Effective Date, (i) each Continuing Lender agrees (x) if the aggregate principal amount of such Continuing Lender’s Existing Term Loans exceeds such Continuing Lender’s Tranche B Term Loan Commitment, to assign to JPMCB, for a purchase price equal to par, a portion of its Existing Term Loans having an aggregate principal amount equal to such Continuing Lender’s Existing Term Loans less such Continuing Lender’s Tranche B Term Loan Commitment disclosed to such Continuing Lender by the Administrative Agent prior to the date hereof or (y) if such Continuing Lender’s Tranche B Term Loan Commitment exceeds the aggregate principal amount of such Continuing Lender’s Existing Term Loans, to assume from JPMCB, for a purchase price equal to par, Tranche B Term Loans having an aggregate principal amount equal to such Continuing Lender’s Tranche B Term Loan Commitment disclosed to such Continuing Lender by the Administrative Agent prior to the date hereof less the amount of the Existing Term Loans of such Continuing Lender on such date and (ii) each New Lender, if any, agrees to assume from JPMCB, for a purchase price equal to par, Tranche B Term Loans having an aggregate principal amount equal to the amount disclosed to such New Lender by the Administrative Agent prior to the date hereof.

(d) Each New Lender, if any, by delivering its signature page to this Amendment Agreement and assuming Tranche B Term Loans in accordance with Section 2(c) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders or any other Lenders, as applicable, on the First Amendment Effective Date.

SECTION 3. Amendment of Credit Agreement. Effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added in the appropriate alphabetical order to Section 1.1 of the Credit Agreement:

“First Amendment” means the First Amendment dated as of April 2, 2013, to this Agreement, the Guarantee and Collateral Agreement and the Collateral Cooperation Agreement.

“First Amendment Effective Date” means April 2, 2013.

“First Amendment Reaffirmation Agreement” means a Reaffirmation dated as of the First Amendment Effective Date among Parent, the Borrower and the Guarantor Subsidiaries, substantially in the form attached to the First Amendment, as the same may be amended, supplemented or otherwise modified from time to time.

(b) The definitions of the terms “ABL Collateral” and “ABL Pledged Accounts” set forth in Section 1.1 of the Credit Agreement are each hereby amended by replacing the words “as in effect on the date hereof” with “as in effect on the First Amendment Effective Date”.

(c) The definition of the term “Adjusted Eurodollar Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing the text “1.50%” with the text “1.25%”.

(d) The definition of the term “Applicable Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing the text “4.50%” and “5.50%” with the text “3.50%” and “4.50%”, respectively.

(e) The definition of the term “Collateral Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Collateral Documents” means the Guarantee and Collateral Agreement, the Mortgages, the Intellectual Property Security Agreements, the Control Agreements, the First Amendment Reaffirmation Agreement, any deed or amendment of deed executed in connection with the First Amendment and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any property of such Credit Party as security for the Obligations.

(f) The definition of the term “Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (g) thereof in its entirety as follows:

“(g) all net amounts owing under Hedge Agreements relating to interest rates, foreign currency exchange rates or commodity prices; and”

(g) The definition of the term “Lender” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Lender” means each financial institution party to the First Amendment as a Lender, and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment Agreement or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment Agreement.

(h) The definition of the term “Tranche B Term Loan Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Tranche B Term Loan Maturity Date” means August 17, 2017.

(i) Clause (b) of Section 2.10 of the Credit Agreement is amended and restated in its entirety as follows:

“(b) Tranche B Term Loan Call Protection. In the event that all or any portion of the Tranche B Term Borrowings are repaid or prepaid for any reason (excluding any payment of any Installment due and payable pursuant to Section 2.9(a)) or are subject to any other Repricing Event, in each case, prior to the second anniversary of the First Amendment Effective Date, then each Lender whose Tranche B Term Loans are repaid or prepaid or are subject to such a Repricing Event (or which is required to assign any of its Tranche B Term Loans pursuant to Section 2.19 in connection with such prepayment or such Repricing Event) shall be paid a fee equal to 1.00% of the aggregate principal amount of such repayment or prepayment (or the principal amount subject to such Repricing Event or such assignment).”

(j) Clause (a) of Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Asset Sales. Not later than the third Business Day following the date of receipt by Parent or any Restricted Subsidiary of any Net Proceeds in respect of any Asset Sale by any Credit Party, the Borrower shall prepay the Borrowings in an aggregate amount equal to such Net Proceeds; provided that, except in the case of Net Proceeds in respect of Asset Sales made pursuant to Section 6.4(a)(xiv) in any Fiscal Year that, together with all Net Proceeds in respect of other Asset Sales made pursuant to Section 6.4(a)(xiv) during such Fiscal Year, exceed $100,000,000, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of an Authorized Officer of each of Parent and the Borrower to the effect that the Borrower intends to cause such Net Proceeds (or a portion thereof specified in such certificate) to be reinvested in assets useful in the business of the Borrower and the other Credit Parties (which assets, in the case of any reinvestment of the Net Proceeds of any Asset Sale of any Collateral, shall constitute Collateral) within 365 days after the receipt of such Net Proceeds (or within 180 days following the end of such 365-day period if a binding agreement so to reinvest such Net Proceeds is entered into within such 365-day period), and certifying that, as of the date thereof, no Default or Event of Default has occurred and is continuing, in which case during such period the Borrower shall not be required to make such prepayment to the extent of the amount set forth in such certificate; provided further that any such Net Proceeds that are not so reinvested by the end of such 365-day period (as such period may be extended as set forth above) shall be applied to prepay the Borrowings promptly upon the expiration of such period.”

(k) Clause (g) of Section 4.13 of the Credit Agreement is hereby amended to insert the word “material” before the words “Withdrawal Liability”.

(l) Clause (r) of Section 6.2 of the Credit Agreement is hereby amended by replacing the text “$50,000,000” with the text “$75,000,000”.

(m) (i) Clause (a)(iv) of Section 6.3 of the Credit Agreement is hereby amended by deleting the parenthetical “(other than the Convertible Subordinated Notes)” and (ii) clause (b)(vii) of Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(vii) cash payments (A) made with respect to the hedging arrangements entered into by Parent or any of its Restricted Subsidiaries to increase the effective conversion premium of the Convertible Subordinated Notes, (B) made to net share settle Convertible Subordinated Notes in amount not to exceed the principal amount thereof or (C) made in lieu of the issuance of fractional shares in connection with the conversion of the Convertible Subordinated Notes;”

(n) Clause (c)(i) of Section 6.3 of the Credit Agreement is hereby amended by (i) replacing the word “or” at the end of clause (B) thereof with the text “,” and (ii) inserting the following at the end thereof:

“or (D) to the extent that such repayment, prepayment, redemption, defeasance, repurchase, retirement or other acquisition for value does not constitute a Restricted Payment because it is made within one year of the date of the scheduled final maturity of such Indebtedness, repayment or sinking fund payment of such Indebtedness”

(o) Clause (a)(xiv) of Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(xiv) sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section 6.4(a); provided that (A) all sales, transfers, leases and other dispositions made in reliance on this clause (xiv) shall be made for fair value and at least 75% cash consideration and (B) the Net Proceeds thereof shall be applied as required by Section 2.11.”

(p) Clause (b)(vi) of Section 6.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(vi) restrictions imposed under the (A) the ABL Loan Documents as in effect on the First Amendment Effective Date, (B) the Senior Notes Indenture, the Cook County Loan Agreement and the IFA Loan Agreement, in each case as in effect on the Closing Date, and (C) the Credit Documents;”

(q) Clause (b) of Section 6.9 of the Credit Agreement is hereby amended by replacing the words “restrictions and conditions existing on the date hereof (including such restrictions set forth in the ABL Credit Agreement” with the words “restrictions and conditions existing on the date hereof and restrictions and conditions set forth in the ABL Credit Agreement as of the First Amendment Effective Date”.

(r) Clause (a) of Section 6.10 of the Credit Agreement is hereby amended by (i) adding the parenthetical “(as in effect on the First Amendment Effective Date)” after the words “ABL Loan Documents” and (ii) replacing the words “as in effect on the date hereof” with the words “as in effect on the First Amendment Effective Date”.

SECTION 4. Amendment of the Guarantee and Collateral Agreement. Effective as of the First Amendment Effective Date, the Guarantee and Collateral Agreement is hereby amended as follows:

(a) The following definition is hereby added in the appropriate alphabetical order to Section 1.02 of the Guarantee and Collateral Agreement:

“Used Truck Inventory” has the meaning assigned to the term “Used Truck Inventory” as defined in the ABL Security Agreement, as in effect on the First Amendment Effective Date.

(b) The definition of the term “ABL Collateral” set forth in Section 1.02 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety as follows:

“ABL Collateral” has the meaning assigned to the term “Collateral” as defined in, and as supplemented by the designation of additional “Designated Parts Locations” for such “Collateral” and additional “Pledged Accounts” in accordance with the terms of, the ABL Security Agreement, as in effect after giving effect to that certain Amendment No. 1 to the Credit Agreement and Security Agreement dated as of April 2, 2013 among the Borrower, the lenders party thereto and the ABL Representative (the “ABL Credit Agreement Amendment”), but (a) excluding therefrom any assets that, under the terms of the ABL Security Agreement as in effect on the date hereof or as amended from time to time, are expressly stated to be excluded from, or no longer included in, the definition of such term, but only upon such assets ceasing to constitute “Collateral” as so defined, and (b) disregarding in the definition thereof any reference to any Proceeds (other than insurance proceeds and products thereof and, solely to the extent such Proceeds are in the form of assets of the Borrower set forth in clauses (a)(i) through (a)(vi) of Article II of the ABL Security Agreement, as in effect after giving effect to the ABL Credit Agreement Amendment, other Proceeds thereof).

(c) The definition of the term “ABL Pledged Accounts” set forth in Section 1.02 of the Guarantee and Collateral Agreement is hereby amended by replacing the words “as in effect on the date hereof” with “as in effect on the First Amendment Effective Date”.

(d) The definition of the term “ABL Security Agreement” set forth in Section 1.02 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety as follows:

“ABL Security Agreement” means the Amended and Restated Security Agreement dated as of the date hereof, as amended by the Amendment No. 1 to the Credit Agreement and the Security Agreement dated as of the First Amendment Effective Date, between the Borrower, the ABL Representative and the lenders party thereto.

(e) Clause (a) of Section 7.16 of the Guarantee and Collateral Agreement is amended and restated in its entirety as follows:

“(a) ABL Pledged Accounts. The Borrower represents and covenants that (i) other than as may result from inadvertent mistakes, no ABL Pledged Account will, at any time, contain on deposit therein or credited thereto any funds or financial assets (including Investment Property, cash and Cash Equivalents) other than (A) insurance proceeds constituting ABL Collateral, (B) any cash or Cash Equivalents constituting Proceeds of any sale or other disposition of any Parts Inventory or any Used Truck Inventory and (C) Proceeds of the assets of the Borrower referred to in clauses (a)(ii) and (a)(iii) of Article II of the ABL Security Agreement, as in effect on the First Amendment Effective Date, and (ii) neither the Borrower nor any other Person authorized by the Borrower (other than the ABL Representative or the applicable depositary bank) shall make any withdrawal or transfer from (or give any entitlement order resulting in any such withdrawal or transfer) any ABL Pledged Account except if funds or financial assets so withdrawn or transferred are applied to satisfy obligations under the ABL Credit Agreement or are deposited in or credited to a Deposit Account or Securities Account that is subject to a perfected security interest of the Collateral Agent pursuant to the Credit Documents (it being understood that, after such deposit or credit, the Borrower or any other Person authorized by the Borrower may make withdrawals or transfers of such funds or financial assets in accordance with the terms of the Credit Documents). The Borrower shall not designate any Deposit Account or Securities Account as a “Pledged Account” under the ABL Security Agreement unless the Borrower shall have provided prior or contemporaneous written notice of such designation to the Collateral Agent, accompanied by a certificate of an Authorized Officer of the Borrower certifying that such Deposit Account or Securities Account, as the case may be, complies and will continue to comply with the requirements of this paragraph.”

SECTION 5. Amendment of the Collateral Cooperation Agreement. Effective as of the First Amendment Effective Date, the Collateral Cooperation Agreement is hereby amended as follows:

(a) The definition of the term “ABL Collateral” set forth in Section 1.2 of the Collateral Cooperation Agreement is hereby amended and restated in its entirety as follows:

“ABL Collateral” has the meaning assigned to the term “Collateral” as defined in, and as supplemented by the designation of additional “Designated Parts Locations” for such “Collateral” and additional “Pledged Accounts” in accordance with the terms of, the ABL Security Agreement, as in effect after giving effect to that certain Amendment No. 1 to the Credit Agreement and Security Agreement dated as of April 2, 2013 among the Borrower, the Lenders party thereto and the ABL Representative (the “ABL Credit Agreement Amendment”), but (a) excluding therefrom any assets that, under the terms of the ABL Security Agreement as in effect on the date hereof or as amended from time to time, are expressly stated to be excluded from, or no longer included in, the definition of such term, but only upon such assets ceasing to constitute “Collateral” as so defined, and (b) disregarding in the definition thereof any reference to any Proceeds (other than insurance proceeds and products thereof and, solely to the extent such Proceeds are in the form of assets of the Borrower set forth in clauses (a)(i) through (a)(vi) of Article II of the ABL Security Agreement, as in effect after giving effect to the ABL Credit Agreement Amendment, other Proceeds thereof).

SECTION 6. Conditions to Effectiveness of Amendment Agreement. This Amendment Agreement shall become effective as of the first date on which the following occur or have been waived (the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of (i) this Amendment Agreement, executed and delivered by a duly authorized officer of Parent, the Borrower, the Requisite Lenders, each New Lender and the Administrative Agent and (ii) the Reaffirmation attached to this Amendment Agreement, executed and delivered by a duly authorized officer of each Credit Party.

(b) The Administrative Agent shall have received, in respect of each of Parent and the Borrower, (i) a certificate of such Credit Party executed by the secretary or assistant secretary of such Credit Party attaching (A) a copy of each Organizational Document of such Credit Party, which shall, to the extent applicable, be certified as of the First Amendment Effective Date or a recent date prior thereto by the appropriate Governmental Authority, provided that, in lieu of the delivery requirement in this clause (A), if there has been no change to, and no action has been taken to amend, the Organizational Documents of such Credit Party, the Administrative Agent shall accept a certification from an Authorized Officer of such Credit Party as to such fact, (B) signature and incumbency certificates of the officers of such Credit Party, (C) resolutions of the board of directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Amendment Agreement and the Reaffirmation to which it is a party, certified as of the Closing Date by such secretary or assistant secretary as being in full force and effect without modification or amendment, and (D) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of organization, dated the First Amendment Effective Date or a recent date prior thereto, and (ii) such other documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each of Parent and the Borrower and the authorization of the transactions contemplated hereby and the Reaffirmation, all in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Unsecured Financing Transactions shall have been consummated, the Net Proceeds of which shall be used to effect the Prepayment.

(d) The Borrower shall have paid to J.P. Morgan Securities LLC (the “Arranger”), for the account of the applicable Existing Lenders, (i) the amounts set forth in clauses (c) and (d) of Section 1 of this Amendment Agreement and (ii) the amount required pursuant to Section 2.10(b) of the Credit Agreement (as in effect prior to the First Amendment Effective Date) in respect of the Tranche B Term Loans that are not being repaid as part of the Prepayment. In addition, the Borrower shall have paid to the Administrative Agent and the Arranger all expenses (including legal expenses) and other amounts due and payable on or prior to the First Amendment Effective Date pursuant to this Amendment Agreement, the Arrangement Letter dated as of March 19, 2013, among Parent, the Borrower, the Arranger and JPMCB, and the Credit Documents.

(e) At the time of and immediately after giving effect to this Amendment Agreement, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(f) The representations and warranties made or deemed to be made in this Amendment Agreement shall be true and correct (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (ii) otherwise, in all material respects, in each case on and as of the First Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct, or true and correct in all material respects, as applicable, on and as of such earlier date.

(g) The Collateral Agent shall have received all certificates, acknowledgements and other documents described in clauses (f)(iii) and (f)(iv) of the definition of the term “Collateral and Guarantee Requirement” set forth in Section 1.1 of the Credit Agreement.

The Administrative Agent shall notify Parent, the Borrower, the Existing Lenders and the New Lenders of the First Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment Agreement shall not become effective, and the obligations of the applicable Continuing Lenders and the New Lenders to assume Tranche B Term Loans as provided for herein will automatically terminate, if each of the conditions set forth or referred to in this Section 6 has not been satisfied at or prior to 5:00 p.m., New York City time, on April 9, 2013 (it being understood that any such failure of this Amendment Agreement to become effective will not affect any rights or obligations of any Person under the Credit Agreement).

SECTION 7. Representations and Warranties. Each of Parent and the Borrower hereby represents and warrants to each Agent and each Lender on the First Amendment Effective Date that:

(a) This Amendment Agreement has been duly authorized, executed and delivered by each of Parent and the Borrower and constitutes a legal, valid and binding obligation of each of Parent and the Borrower, enforceable against the Parent and the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Credit Party set forth in the Credit Documents are true and correct (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (ii) otherwise, in all material respects, in each case on and as of the First Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct, or true and correct in all material respects, as applicable, on and as of such earlier date.

(c) No Default or Event of Default has occurred and is continuing or would result from this Amendment Agreement.

SECTION 8. Post-First Amendment Effective Date Matters Within 60 days after the First Amendment Effective Date (or such later date as the Collateral Agent in its sole discretion may permit) with respect to any Mortgage encumbering any Material Real Estate Asset set forth on Schedule I hereto and otherwise at the reasonable request of the Collateral Agent, the Collateral Agent shall have received (a) an amendment thereof (each, a “Mortgage Amendment”), setting forth such changes as are reasonably necessary to reflect that the lien securing the Obligations encumbers such Material Real Estate Asset and to further grant, preserve, protect and perfect the validity and priority of the security interest thereby created and perfected, (ii) an opinion by local counsel to Parent and the Borrower, as may be reasonably requested by the Collateral Agent, regarding the enforceability of such Mortgage Amendment and (iii) a date-down endorsement to each policy of title insurance insuring the interest of the mortgagee with respect to such Mortgage, each of the foregoing being in all respects reasonably acceptable to the Collateral Agent.

SECTION 9. Effects on Credit Documents; No Novation. (a) Except as expressly set forth herein, this Amendment Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Credit Document, all of which shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of the Credit Documents or in any way limit, impair or otherwise affect the rights and remedies of the Agents or the Lenders under the Credit Documents. Nothing herein shall be deemed to entitle Parent, the Borrower or any other Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(c) On and after the First Amendment Effective Date, each reference in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable, to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement or the Guarantee and Collateral Agreement, as applicable, “thereunder”, “thereof”, “therein” or words of like import in any other Credit Document, shall be deemed a reference to the Credit Agreement or the Guarantee and Collateral Agreement as amended hereby. Parent, the Borrower and the other parties hereto acknowledge and agree that this Amendment Agreement shall constitute a Credit Document.

(d) This Amendment Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Collateral Document. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or the Collateral Documents, which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Amendment Agreement or any other document contemplated hereby shall be construed as a release or other discharge of any Credit Party under any Credit Document from any of its obligations and liabilities thereunder.

SECTION 10. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 11. Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 12. Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in the manner, and become effective, as set forth in Section 9.1 of the Credit Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By:
Name:
Title:

NAVISTAR, INC.

By:
Name:
Title:

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and Lender

By:
Name:
Title:

[Signature Page to First Amendment]

SIGNATURE PAGE TO

FIRST AMENDMENT

TO CREDIT AGREEMENT

Name of Lender:

By
Name:
Title:

For any Lender requiring a second signature line:

Name of Lender:

By
Name:
Title:

REAFFIRMATION

April 2, 2013

Each of the undersigned Credit Parties hereby consents to the Amendment Agreement and the transactions contemplated thereby. Each of the undersigned Credit Parties further (a) affirms and confirms its respective guarantees, pledges, grants of security interests and other obligations under the Credit Agreement (as amended by the Amendment Agreement) and each of the other Credit Documents to which it is a party, in respect of, and to secure, the Obligations and (b) agrees that, notwithstanding the effectiveness of the Amendment Agreement and the transactions contemplated thereby, the Credit Documents to which it is a party, and such guarantees, pledges, grants of security interests and other obligations thereunder, shall continue to be in full force and effect in accordance with the terms thereof.

NAVISTAR INTERNATIONAL CORPORATION

By:
Name:
Title:

NAVISTAR, INC.

By:
Name:
Title:

[GUARANTOR SUBSIDIARIES]

By:
Name:
Title:

Schedule I

Mortgage Amendments